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                                                                     Exhibit 99


                                                                           NEWS



           KOGER EQUITY, INC. ANNOUNCES REVOLVING CREDIT FACILITY


JACKSONVILLE, FLORIDA - APRIL 10, 1997 - Jacksonville-based Koger Equity, Inc. (ASE:KE) announced today the closing of a $50 million secured Revolving Credit Facility provided by First Union National Bank of Florida and Morgan Guaranty Trust Company of New York. Victor A. Hughes, Jr., Chairman and CEO of the Company, noted that this facility along with the Company's cash reserves will provide the Company the ability to take advantage of acquisition opportunities and continue its recently initiated development program. The Company currently has five buildings containing 406,292 square feet under construction.

Mr. Hughes also noted that with the recent closing of a $190 million 8.29% fixed rate loan with The Northwestern Mutual Life Insurance Company, the Company has insulated 92% of its current outstanding debt from increases in interest rates for the next decade.

The Koger organization leases, manages and/or owns over 15 million square feet of office space in 21 major markets throughout the Southeast and Southwest.

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